LINDQUIST & VENNUM P.L.L.P.

     4200 IDS CENTER                    IN DENVER
     80 SOUTH EIGHTH STREET             LINDQUIST, VENNUM & CHRISTENSEN P.L.L.P.
     MINNEAPOLIS, MINNESOTA 55402-2205  600 17TH STREET, SUITE 2125
     TELEPHONE: 612-371-3211            DENVER, COLORADO 80202-5401
     FAX: 612-371-3207                  TELEPHONE: 303-573-5900

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ATTORNEYS AT LAW

                                                                     EXHIBIT 5.1


                               February___ , 1999



Cardia, Inc.
501 East Hwy 13
Burnsville, MN 55337


Ladies and Gentlemen:

         We have acted as counsel to Cardia, Inc., a Minnesota corporation (the "Company"), in connection with the preparation of its Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, for the issuance and sale by the Company of up to 1,000,000 shares of the Company's Common Stock ("Shares") and the issuance by the Company of 500,000 rights to purchase shares of the Company's Common Stock (the "Rights"). You have asked that we provide our opinion of certain matters respecting the Company. Except as otherwise indicated herein, terms used in this Opinion Letter are defined in the Prospectus contained in the Registration Statement, or in the Accord (defined below). For purposes of this Opinion Letter, the attorneys of this firm with Actual Knowledge are Patrick Delaney and Jeffrey N. Saunders.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The laws covered by the opinions expressed herein are limited to the Federal Law of the United States and the Law of State of Minnesota. In giving this Opinion Letter, we have also relied upon factual representations made by officers of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Minnesota and has the requisite corporate power to own, lease and operate its properties and conduct its businesses as described in the Prospectus.

         2. The Company has the number of authorized, issued and outstanding shares of capital stock of the Company as set forth under the caption "Capitalization" of the Prospectus,

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LINDQUIST & VENNUM P.L.L.P.

Cardia, Inc.
February __, 1999
Page 2


and all issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. To our Actual Knowledge, no preemptive rights, contractual or otherwise, of securities holders of the Company exist with respect to the issuance or sale of the Shares or the issuance of the Rights by the Company pursuant to the Prospectus, and no rights to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement exist.

         3. The Shares and the Rights have been duly authorized. The Shares, upon delivery against payment therefor, will be validly issued, fully paid and nonassessable. The rights, upon delivery, will be validly issued.

         4. The certificates evidencing the Shares and the Rights comply as to form with the applicable provisions of the laws of the State of Minnesota.

         5. The Registration Statement has become effective under the Act and, to our Actual Knowledge, no stop orders suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or, to our Actual Knowledge, contemplated under the Act.

         6. To our Actual Knowledge, there are no contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus which are not disclosed or filed or incorporated by reference, as required.

         7. The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (other than the financial statements and schedules and supporting financial and statistical data and information included or incorporated therein, as to which we express no opinion) conform in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

         We are not passing upon and do not guarantee the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. On the basis of the information that we obtained in the course of our representation, investigation and inquiry of the Company in connection with the preparation of the Registration Statement and the Prospectus nothing has come to our attention which causes us to believe that the Registration Statement or the Prospectus (except as to the financial statements and schedules and supporting financial and statistical data and information included or incorporated therein, as to which we express no

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LINDQUIST & VENNUM P.L.L.P.

Cardia, Inc.
February __, 1999
Page 3


opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

         We hereby consent to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the Prospectus. Subject to the foregoing, this Opinion Letter may be relied upon by you only in connection with the transactions contemplated by the Prospectus and it may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                            Very truly yours,

                                            LINDQUIST & VENNUM P.L.L.P.



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